Exhibit 99.1

Kymera Appoints Jeremy Chadwick, Ph.D., as Chief Operating Officer

Watertown, Mass. (May 22, 2023) – – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing targeted protein degradation (TPD) to deliver novel small molecule protein degrader medicines, today announced the appointment of Jeremy Chadwick, Ph.D., as Chief Operating Officer. Dr. Chadwick joins Kymera with extensive experience overseeing global development operations, regulatory and program management at a range of biopharmaceutical companies. As a member of the Company’s senior management team, Dr. Chadwick will develop and execute near-term and long-range strategies to maximize the impact of Kymera’s expanding pipeline.

“At Kymera, we have an unwavering commitment to our vision to be a disease- and technology-agnostic, fully integrated global biopharmaceutical company, using targeted protein degradation to deliver medicines that will transform patients’ lives,” said Nello Mainolfi, Ph.D., Founder, President and CEO, Kymera Therapeutics. “Jeremy is a seasoned leader in the life sciences industry and will help to guide the development of our first-in-class programs, scale our capabilities and play a critical role in helping us accomplish our ambitious goal of building a best-in-industry R&D organization.”

“This is a transformational time for Kymera, with multiple programs in the clinic across immunology and oncology and a groundbreaking research engine rapidly creating and accelerating a dynamic preclinical pipeline,” said Dr. Chadwick. “I am very excited by the opportunity to help Kymera realize the potential of this new generation of medicines by advancing these programs to market and, ultimately, improving patients’ lives.”

Prior to Kymera, Dr. Chadwick served as Senior Vice President, Head of Global Development Office at Takeda Pharmaceuticals. During his time there, his responsibilities included Head of Global Regulatory Affairs, as well as managing Global Drug Safety, Global Clinical Supply Chain and several groups supporting Global Development Operations. Before Takeda, Dr. Chadwick was Group Vice President and Head of Clinical Development Operations at Shire Pharmaceuticals. Earlier in his career, Dr. Chadwick held a number of senior development roles with broad responsibilities including program management, development operations, regulatory affairs, biostatistics and data management at The Medicines Company, Synta Pharmaceuticals, Vertex Pharmaceuticals and Glaxo Group Research. Dr. Chadwick has been involved in several successful global approvals spanning decades across multiple therapeutic areas.

Dr. Chadwick previously served as chairman of the Board of Directors at Accumulus Synergy, a global organization developing a transformative data exchange platform designed to enhance how biopharmaceutical innovators and regulators bring safe and effective medicines to patients faster. He earned his MS and PhD in Statistics from the University of London and a BS in Mathematics from Demontfort University in the United Kingdom.

About Kymera Therapeutics

Kymera is a biopharmaceutical company pioneering the field of targeted protein degradation, a transformative approach to address disease targets and pathways inaccessible with conventional therapeutics. Kymera’s Pegasus platform is a powerful drug discovery engine, advancing novel small molecule programs designed to harness the body’s innate protein recycling machinery to degrade dysregulated, disease-causing proteins. With a focus on undrugged nodes in validated pathways, Kymera is advancing a pipeline of novel therapeutic candidates designed to address the most promising targets and provide patients with more effective treatments. Kymera’s initial programs target IRAK4, IRAKIMiD, and STAT3 within the IL-1R/TLR or JAK/STAT pathways, and the MDM2 oncoprotein, providing the opportunity to treat patients with a broad range of immune-inflammatory diseases, hematologic malignancies, and solid tumors.

Founded in 2016, Kymera is headquartered in Watertown, Mass. Kymera has been named a “Fierce 15” company by Fierce Biotech and has been recognized by both the Boston Globe and the Boston Business Journal as one of Boston’s top workplaces. For more information about our people, science, and pipeline, please visit www.kymeratx.com or follow us on Twitter or LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding its: Pegasus™ platform; Kymera Therapeutics’ strategy, business plans and objectives for the IRAK4, IRAKIMiD, STAT3 and MDM2 degrader programs; plans and timelines for the preclinical and clinical development of its product candidates, including the therapeutic potential, clinical benefits and safety thereof; expectations regarding timing, success and data announcements of current ongoing preclinical and clinical trials; and the ability to initiate new clinical programs. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our current and future preclinical studies and clinical trials, supply chain, strategy and future operations; the delay of any current and future preclinical studies or clinical trials or the development of Kymera Therapeutics’ drug candidates; the risk that the results of current preclinical studies and clinical trials may not be predictive of future results in connection with current or future preclinical and clinical trials, including those for KT-474, KT-333, KT-413 and KT-253; Kymera Therapeutics’ ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Kymera Therapeutics’ planned interactions with regulatory authorities; obtaining, maintaining and protecting its intellectual property; and Kymera Therapeutics’ relationships with its existing and future collaboration partners. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed on May 4, 2023, as well as discussions of potential risks, uncertainties, and other important factors in Kymera Therapeutics’ subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Kymera Therapeutics’ views only as of today and should not be relied upon as representing its views as of any subsequent date. Kymera Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contact: Bruce Jacobs Chief Financial Officer investors@kymeratx.com 857-285-5300 Chris Brinzey Managing Director, Westwicke chris.brinzey@westwicke.com 339-970-2843	Media Contact: Todd Cooper Senior Vice President, Corporate Affairs media@kymeratx.com 857-285-5300